Exhibit 16.1

www.rrbb.com

ROSENBERG RICH BAKER BERMAN & COMPANY

265 Davidson Avenue, Suite 210 ● Somerset, NJ 08873-4120 ● PHONE 908-231-1000 ● Fax 908-231-6894

111 Dunnell Road, Suite 100 ● Maplewood, NJ 07040 ● PHONE 973-763-6363 ● FAX 973-763-4430

September 14, 2018

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

Re:	Evergreen International Corp (FKA - Arbor Entech Corporation)

We have read Item 4.01, and are in agreement with the statements as they related to our firm being made by Evergreen International Corp (FKA - Arbor Entech Corporation) in Item 4.01 of its Form 8-K dated September 14, 2018, captioned “Changes in Registrant’s Certifying Accountant”. We have no basis to agree or disagree with the other statements contained therein.

Respectively,

/s/ Rosenberg Rice Baker Berman, P.a.

Rosenberg Rice Baker Berman, P.a.

AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS ● CENTER FOR AUDIT QUALITY ● PRIVATE COMPANIES PRACTICE SECTION ● PRIME GLOBAL ● REGISTERED WITH THE PUBLIC COMPANY ACCOUNTING OVERSIGHT BOARD